Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Robert D. Stiles
Chief Financial Officer
T: +352 2469 7903
E: robert.stiles@altisource.lu
ALTISOURCE ANNOUNCES SECOND QUARTER RESULTS
Luxembourg, Luxembourg, 28 July 2011
Altisource (NASDAQ: ASPS) (the Company) recognized $144.2 million of Service Revenue for the six months ended June 30, 2011, a 30% increase over the same period in 2010. The Company sequentially grew Service Revenue in the second quarter through higher sales of Real Estate Owned (REO) properties, due to seasonality and expansion of the title insurance business. Sequential growth in Service Revenue was constrained by Financial Services, due to seasonality as well as completion of a temporary assignment in the first quarter, and by Mortgage Services due to decreased foreclosure referrals which resulted in reduced title search and default management services revenues.
For the third quarter, the Company expects modest growth in Service Revenue facilitated by seasonally strong REO sales and continued growth of the title insurance operations. For the fourth quarter, Altisource expects substantially greater growth in Service Revenue assuming Ocwen Financial Corporation (Ocwen) concludes its acquisition of the Litton platform and the Company’s continued roll-out of its title insurance services.
Income before income tax attributable to Altisource (Pretax Income) grew in both periods over the comparable periods in 2010 principally as a result of the development of mortgage and real estate portfolio management services and the growth of Ocwen’s servicing portfolio. Sequentially, Pretax Income declined $1.3 million due to increased investments in personnel and technology to support the Company’s growth initiatives, initial investments in infrastructure to support the acquisition by Ocwen of the Litton portfolio and the seasonal decline in Financial Services revenue.
For the third quarter, Altisource expects initiatives to support the Litton portfolio and investment in technology will limit margin expansion. The Company continuously undertakes process improvement initiatives focused on margin enhancement of fully deployed services and believes implementation of business process management software, deployment of next generation REALSuite software and leveraging of fixed costs on higher referral volume will facilitate continued growth in margins over the longer term.

Financial Results

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2011	2010	2011	2010

Service Revenue	$72,504	$58,910	$144,234	$110,566
Reimbursable Expenses	19,459	11,141	35,100	19,671
Cooperative Non-controlling Interest	1,305	1,297	2,604	2,084

Total Revenue	93,268	71,348	181,938	132,321

Cost of Revenue	43,638	33,234	82,946	64,058
Reimbursable Expenses	19,459	11,141	35,100	19,671

Gross Profit	30,171	26,973	63,892	48,592

Selling, General and Administrative Expenses	13,904	12,476	30,158	24,545

Income from Operations	16,267	14,497	33,734	24,047

Other Income (Expense), net	270	40	614	(32)

Income before Income Taxes and Non-controlling Interests	16,537	14,537	34,348	24,015
Income Tax (Provision) Benefit	(1,847)	3,107	(3,534)	722

Net Income	14,690	17,644	30,814	24,737

Net Income Attributable to Non-controlling Interests	(1,305)	(1,297)	(2,604)	(2,084)

Net Income Attributable to Altisource	$13,385	$16,347	$28,210	$22,653

Earnings Per Share:
Basic	$0.54	$0.65	$1.14	$0.91

Diluted	$0.52	$0.62	$1.09	$0.87

Weighted Average Shares Outstanding:
Basic	24,625	25,226	24,734	24,960

Diluted	25,773	26,247	25,851	25,965

Transactions with Related Parties:
Revenue	$53,694	$35,784	$102,484	$65,035

Selling, General and Administrative Expenses	$455	$264	$846	$588

Revenue
The following table presents Total Revenue by segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2011	2010	2011	2010

Mortgage Services
Service Revenue	$45,513	$31,001	$88,853	$54,714
Reimbursable Expenses	18,689	10,367	33,757	18,249
Cooperative Non-controlling Interest	1,305	1,297	2,604	2,084

Mortgage Services — Total Revenue	65,507	42,665	125,214	75,047

Financial Services
Service Revenue	17,213	19,117	36,133	38,514
Reimbursable Expenses	770	774	1,343	1,422

Financial Services — Total Revenue	17,983	19,891	37,476	39,936

Technology Services	13,572	12,485	26,288	24,459
Eliminations	(3,794)	(3,693)	(7,040)	(7,121)

Total Revenue	$93,268	$71,348	$181,938	$132,321

Income Before Income Tax and Pretax Income
The following table presents income before income tax including amounts attributable to Altisource by segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2011	2010	2011	2010

Mortgage Services:
Income Before Income Taxes	$19,368	$12,228	$37,837	$20,877
Non-controlling Interests	(1,305)	(1,297)	(2,604)	(2,084)

Pretax Income	$18,063	$10,931	$35,233	$18,793
As percent of Service Revenue	40%	35%	40%	34%

Financial Services:
Income Before Income Taxes	$900	$1,640	$2,434	$3,043
As percent of Service Revenue	5%	9%	7%	8%

Technology Services:
Income Before Income Taxes	$2,689	$4,483	$6,749	$8,692
As percent of Revenue	20%	36%	26%	36%

Corporate:
Loss Before Income Taxes	$(6,420)	$(3,814)	$(12,672)	$(8,597)

Consolidated:
Income Before Income Taxes	$16,537	$14,537	$34,348	$24,015
Non-controlling Interests	(1,305)	(1,297)	(2,604)	(2,084)

Pretax Income	$15,232	$13,240	$31,744	$21,931
As percent of Service Revenue	21%	22%	22%	20%

Income Tax Provision
The Company recognized an income tax provision of $3.5 million for the six months ended June 30, 2011 representing an effective tax rate of 10.3%. The income tax provision computed by applying the Luxembourg statutory tax rate of 28.8% differs from the effective tax rate primarily because of the effect of the favorable tax ruling as well as the mix of income and losses in multiple taxing jurisdictions. The Company received a favorable ruling in June 2010 regarding the treatment of certain intangibles that exist for purposes of determining the Company’s taxable income. The ruling was retroactive to the Company’s separation from Ocwen in August 2009. As a result of the ruling, the Company recognized a $3.4 million credit attributable to 2009 as well as adjusted the year to date tax provision to the new effective tax rate of 12.5% in the second quarter 2010 which resulted in a credit of $0.7 million for the six months ended June 30, 2010.
Stock Repurchase Update
For the six months ended June 30, 2011 the Company repurchased 0.4 million shares (0.2 million shares during the second quarter) of common stock on the open market at an average price of $30.94. Since inception of the stock repurchase program, 1.0 million shares of common stock have been repurchased on the open market at an average price of $28.51.
Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about our management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.
Webcast
Altisource will host a webcast at 11:00 a.m. Eastern today to discuss second quarter results. A link to the live audio web cast as well as an accompanying slide deck will be available on our website through the Investor Relations home page. Those who want to listen to the call should go to the website fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via our website approximately two hours after the conclusion of the call.
About Altisource
Altisource Portfolio Solutions S.A. (NASDAQ: ASPS) is a provider of services focused on high-value, technology-enable knowledge-based solutions principally related to real estate and mortgage portfolio management, asset recovery and customer relationship management. Additional information is available at www.altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, Dollars in thousands, Except Per Share Data)

	June 30,	December 31,
	2011	2010

ASSETS

Current Assets:
Cash and Cash Equivalents	$35,032	$22,134
Accounts Receivable, net	52,495	53,495
Prepaid Expenses and Other Current Assets	4,405	13,076
Deferred Tax Assets, net	633	551

Total Current Assets	92,565	89,256

Restricted Cash	1,222	1,045
Premises and Equipment, net	16,814	17,493
Deferred Tax Assets, net	490	1,206
Intangible Assets, net	69,269	72,428
Goodwill	12,537	11,836
Investment in Equity Affiliate	3,328	—
Other Non-current Assets	6,824	4,536

Total Assets	$203,049	$197,800

LIABILITIES AND EQUITY

Current Liabilities:
Accounts Payable and Accrued Expenses	$27,625	$35,384
Capital Lease Obligations — Current	651	680
Other Current Liabilities	3,574	5,616

Total Current Liabilities	31,850	41,680

Capital Lease Obligations — Non-current	541	852
Other Non-current Liabilities	2,782	3,370

Commitments and Contingencies

Equity:
Common Stock ($1.00 par value; 100,000 shares authorized; 25,413 shares issued and 24,586 outstanding in 2011; 25,413 shares issued and 24,881 outstanding in 2010)	25,413	25,413
Retained Earnings	84,744	58,546
Additional Paid-in-Capital	80,676	79,297
Treasury Stock, at cost ($1.00 par value; 827 and 532 shares in 2011 and 2010, respectively)	(24,442)	(14,418)

Altisource Equity	166,391	148,838

Non-controlling Interests	1,485	3,060

Total Equity	167,876	151,898

Total Liabilities and Equity	$203,049	$197,800